SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549


                                    FORM 8 K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(D) OF THE

                         SECURITIES EXCHANGE ACT OF 1934

                                OCTOBER 14, 1999

                                (Date of report)

                            MASON HILL HOLDINGS, INC.

               (Exact Name of Registrant as Specified in Charter)
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
DELAWARE                           033-24178-A                             650109088

(State or Other Jurisdiction       (Commission File Number)                (IRS Employer
 of Incorporation)                                                          Identification No.)
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                    110 WALL STREET, NEW YORK, NEW YORK 10005

                    (Address of Principal Executive Offices)

                                 (212) 425-3000

              (Registrant's telephone number, including area code)

                   WATFORDMETRO CENTRE - TOPITS LANE, WATFORD
                   HERTFORDSHIRE, ENGLAND WD1 8SB (Former name
                    or former address, if changed since last
                                     report)


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ITEM 1.  CHANGES IN CONTROL OF REGISTRANT

     On October 1, 1999, Pride, Inc. ("Pride" or the "Company") consummated their acquisition of all of the issued and outstanding stock of Mason Hill & Co., Inc., a Delaware corporation ("Mason Hill & Co.), in exchange for the issuance of 15,886,618 shares of Common Stock of the Company. As a result of the acquisition, the shareholders of Mason Hill & Co., Inc. now controls approximately 86% of the issued and outstanding voting stock of the Company. See "Item 2 Acquisition or Disposition of Assets."

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

     On October 1, 1999, Pride consummated their acquisition of all of the issued and outstanding stock of Mason Hill & Co., in exchange for the issuance of 15,886,618 shares of Common Stock of the Company. The transaction was completed in accordance with the terms of the stock purchase agreement, dated as of July 30, 1999, between the Company, Mason Hill & Co. and the shareholders of Mason Hill & Co. As part of the completed transaction, Pride has (i) changed its name to Mason Hill Holdings, Inc. ("Mason Hill Holdings"); and (ii) reduced its authorized capital from 500,000,000 shares of common stock to 20,000,000 shares of common stock. In addition, the officers of the Company have resigned and have been replaced by officers of Mason Hill & Co.

     In addition to the foregoing, Pride's subsidiaries have been reorganized such that its AC Investments Inc. and PMS Investments, Inc. subsidiaries have become wholly-owned subsidiaries of AC Holdings, Inc., a wholly-owned subsidiary of Pride. Pride will now cause its AC Holdings, Inc. subsidiary to be spun-off to its shareholders.

     Pride has also agreed to cause (i) 743,000 shares of DME Interactive Holdings, Inc. common stock that it owns to be spun-off to its shareholders,
(ii) 350,000 shares DME Interactive Holdings, Inc. common stock that it owns to be delivered to AC Holdings, Inc. as a contribution to its capital, and (iii) at least 100,000 DME Interactive Holdings, Inc. common stock which it owns to be retained by Pride.

     Lastly, simultaneous with the closing of the agreement, Mason Hill Holdings' stock underwent a 1 for 2 reverse split.

     Pride, under its new name, Mason Hill Holdings, will be engaged, through its new wholly-owned subsidiary, Mason Hill & Co., in commercial brokerage operations, particularly retail and institutional securities sales of securities, trading and market making activities, and investment and merchant banking. In addition, Mason Hill & Co. intends to engage in other aspects of the securities business, such as the purchase and sale of United States Government obligations, money market instruments, mortgage related securities, municipal and tax exempt securities, options and foreign exchange commodities.

     Mason Hill Holdings' common stock is now traded on the Over The Counter Bulletin Board under the new Symbol "MHLL".

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA Financial Information and Exhibits.

(a)      Financial Statements of Business Acquired

                  To Be Filed By Amendment.

         (B)      PRO FORMA Financial Information

                  To Be Filed By Amendment.

         (c)      Exhibits

         NUMBER   DESCRIPTION

         10.1 Stock Purchase Agreement, dated as of July 30, 1999, by and among Pride, Inc., Mason Hill & Co., Inc. and the shareholders of Mason Hill & Co., Inc. (Previously filed as an exhibit to the Company's Definitive Information Statement, filed on September 13, 1999).


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                                    SIGNATURE

     Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the Undersigned, thereunto duly authorized.

                                                       MASON HILL HOLDINGS, INC.

                                                                    (REGISTRANT)

DATE:  OCTOBER 14, 1999                                /S/CHRISTOPHER J. KINSLEY
                                                         Christopher J. Kinsley,
                                                         President